UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2016

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
In accordance with General Instruction B.2 of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On May 3, 2016, SM Energy Company (the “Company”) issued a press release announcing its financial results for the first quarter of 2016, as well as providing an operational update. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the applicable periods presented, including adjusted EBITDAX and adjusted net income (loss). The most directly comparable GAAP financial measures are net income (loss) and net cash provided by operating activities, which are presented in the attached press release and prominently below for the applicable periods presented:

	For the Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss	$(347,210)	$(53,058)
Net cash provided by operating activities	$118,276	$283,922

As indicated in the press release, the Company has scheduled a related first quarter of 2016 earnings teleconference call for May 4, 2016, at 8:00 a.m. (Mountain Time). The teleconference call is publicly accessible, and the press release includes instructions concerning how to access the teleconference and the location on the Company’s web site where the teleconference information will be available. The slides that will be presented on the call will be available for viewing on the Company's web site on May 3, 2016, although the Company reserves the right to discontinue that availability at any time.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 99.1	Press release of SM Energy Company dated May 3, 2016, entitled “SM Energy Reports First Quarter of 2016 Results - Initial Permian Wells Exceed Expectations”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	May 3, 2016	By:	/s/ PATRICK A. LYTLE
Patrick A. Lytle
Director, Financial Planning & Reporting and Assistant Secretary